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                                                                    Exhibit 99.2

     CHAIRMAN AND CEO OF STAMPS.COM RESIGNS

     Former U.S. Postmaster General Marvin Runyon Appointed Chairman

SANTA MONICA, Calif. - Thursday, October 12, 2000 - Stamps.com(TM) (Nasdaq:
STMP), the leading provider of internet mailing and shipping services, today announced that John Payne, who served as the company's chairman and chief executive officer, has stepped down. Former U.S. Postmaster General Marvin Runyon will act as chairman until a permanent replacement is found. Payne served at the company since May 1998.

"Stamps.com is well-positioned to continue its leadership role in the mailing and shipping market," said Runyon. "We are confident of the viability of our long-term business model and are extremely focused on achieving our goals serving small, large and e-commerce companies. Our sound financial standing of $300 million of cash-on-hand provides us the resources to accomplish our business objectives and remain the category leader."

The Board of Director's Executive Committee - which is now comprised of Jeff Brown of Forrest Binkley & Brown; Brad Jones of Redpoint Ventures and Brentwood Venture Capital; Mohan Ananda, a co-founder of Stamps.com; and Tom Clancy of Enterprise Partners Venture Capital - will continue to oversee strategic matters for the company. Operations management will be provided by the company's established senior executive team, led by Executive Vice President Steve Teglovic, Senior Vice President and General Manager Doug Walner and Senior Vice President and General Manager David Duckwitz. Vice President of Finance Ken McBride will assume the role of acting chief financial officer.

The Executive Committee of the Board of Directors will immediately engage in a search for a new chief executive officer and chief financial officer, as well as explore other strategic alternatives for the company.

"John Payne has been an integral part of helping Stamps.com establish its leadership position in Internet mailing and shipping. We have a 70 percent share of the customers using Internet Postage, and strong initiatives in enterprise and e-commerce areas," Runyon said.

John Payne will remain on the Stamps.com Board and as a special advisor to the Board of Directors. Finally, the company also announced that Tom Bruggere has stepped down from his position as a director of the company.

     About Stamps.com

     Stamps.com(TM) provides the easiest, smartest way to mail or ship letters, packages or parcels anywhere, anytime. Stamps.com operates three business units focused on providing valuable e-services allowing small businesses, large corporations and e-commerce companies to control costs and efficiently manage their mailing, shipping and returns operations. Its business is anchored in key relationships with the U.S. Postal Service and United Parcel Service (UPS) and other carriers, including FedEx, Airborne Express, DHL and Yellow Freight. Stamps.com's subsidiary, EncrypTix, Inc., leverages its highly secure, patented technologies enabling companies to provide value-bearing documents like tickets, coupons and certificates over the Internet to consumers. Stamps.com International will extend the company's reach into markets outside the U.S. Visit www.stamps.com for more information.
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"Safe Harbor" Statement under the Private Securities Litigation Reform Act of
1995: This release may contain forward-looking statements that involve risks and uncertainties. Important factors, which could cause actual results to differ materially from those in the forward-looking statements, are detailed in filings with the Securities and Exchange Commission made from time to time by Stamps.com, including its annual report on Form 10-K/A for the fiscal year ended December 31, 1999, its quarterly report on Form 10-Q for the fiscal quarter ended June 30, 2000, and its Current Reports on Form 8-K. Stamps.com undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

     Stamps.com, iShip, iReturn and the Stamps.com, iShip and iReturn logos are trademarks of Stamps.com Inc. All other brands and names are property of their respective owners.